CONTACTS:
Angus Morrison
SVP, Chief Financial Officer
770-822-4285
www.vistaeyecare.com


FOR IMMEDIATE RELEASE

June 7, 2000

                   VISTA EYECARE RETAINS McDONALD INVESTMENTS

LAWRENCEVILLE, Georgia -- Vista Eyecare, Inc. (OTCBB: VSTAQ), today announced that it has retained McDonald Investments to assist the Company in evaluating strategic alternatives during the Company's Chapter 11 proceedings. The retention is subject to the approval of the Bankruptcy Court.

Vista Eyecare, Inc. is one of the nation's largest retail optical companies. The Company's retail operations offer a full line of optical goods including spectacles, contact lenses, prescription and non-prescription sunglasses. In addition, independent Doctors of Optometry are available adjacent to most store locations. The Company filed for protection under Chapter 11 of the bankruptcy laws on April 5, 2000. Risk factors concerning the Company's business are set forth in the Company's 10-K for 1999 and 10-Q for the first quarter of 2000.

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